Exhibit 99.1

This presentation, as well as other written or oral statements made from time to time, includes “forward-looking statements”. Forward-looking statements are not based on historical information and include, without limitation, statements regarding our future financial condition and future results of operations, business strategy and plans and objectives of management for future operations. This presentation includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties or us. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. All of the market data used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe these industry publications and third- party research, surveys and studies are reliable, we have not independently verified such data. The industry in which we operate is subject to a high degree of uncertainty, change and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us including statements regarding projected revenue and margins, new product developments, potential increases in our customer base and deployments, possible mergers and acquisitions activity, and our plans to expand into new markets, countries and categories. Forward-looking statements reflect our current views with respect to future events. The words “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “estimate,” “plans,” “continuing,” or the negative of these words and similar expressions identify forward-looking statements. These forward-looking statements are based upon estimates and assumptions made by us or our officers that, although believed to be reasonable, are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially and adversely as compared to those contemplated or implied by such forward-looking statements.

All forward-looking statements involve risks, assumptions and uncertainties. You should not rely upon forward-looking statements as predictors of future events. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. These risks, assumptions and uncertainties are not all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other known as well as unknown or unpredictable factors also could harm our results. All of the forward-looking statements we have included in this presentation are based on information available to us on the date of this presentation. We undertake no obligation, and specifically decline any obligation, to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this presentation might not occur.

Any reference to financial projections in this presentation, if any, are for illustrative purposes only and are based upon certain hypothetical assumptions, which we believe are reasonable as of the date of this presentation. The selection of assumptions requires the exercise of judgment and is subject to uncertainty due to the effect that economic or other changes may have on future events.

Leading the New Age of Railroading with AI-Powered Innovation patented Railcar Inspection Portal (RIP®) evolutionizes mechanical defect detection, setting the industry standard through cutting-edge AI technology

Transforming Railcar Safety with Patented AI Solutions Advanced AI at the Edge enhances processing power for instant railcar safety data sharing, benefiting Class 1 and 2 railroads, shortline rails, and high- speed transit rail as well as operators and railcar owners/lessors. Enhancing Freight and Passenger Safety Across Borders RIP® technology significantly improves operational efficiency and train inspection capabilities, ensuring superior safety and performance in cross- border rail operations

Optimize Safety, Maximize Efficiency AI-Driven, Real-Time Railcar Inspection

Real-time/close-to-real-time notification of anomalies and defects Enables development of proactive maintenance strategies Monitor railcar condition over time with detailed visual records Simple cloud-based solution accessible via web browser Modern and intuitive user interface (near-zero learning curve) Affordable subscription-based software-as-a-service Immediate activation (no lengthy setup process) High-speed processing done at the Edge

DUOS EDGE AI

Duos Edge AI, Inc. (a subsidiary of Duos Technologies Group, Inc.) plans to build, own, and operate multiple Edge Data Center (EDC)s that provide edge co-locations services Installation of the first three EDCs will be completed in FY2024; installation frequency will accelerate in FY2025 with multiple EDCs installed by 2027 Doug Recker, Duos Edge AI President and Founder, has previously built and sold two similar businesses and has already generated a diverse pipeline of 200+ EDC locations and customers This line of business expected to generate $65M annual recurring revenue producing 70% gross margins and $41M EBITDA by 2027 Expected enterprise value of $800M or more based on current market conditions

DUOS EDGE AI OPPORTUNITY AND FOCUS

The Broadband Equity Access and Deployment Program (BEAD) provides $42.45 billion to expand access to affordable, reliable, high-speed Internet through grants to individual states. Texas was awarded $363.8 million in broadband funding through the American Rescue Plan Act of 2021. Applicants to that program said they are frustrated with how slow the rollout has been. The state's broadband office initially said that it would announce who is receiving those funds in the summer or fall of 2023. summer or fall of 2023. Florida was awarded $400 million, provides funding for the installation and deployment of broadband Internet infrastructure in unserved Florida communities, providing valuable telehealth, economic, educational, and workforce development opportunities to offer a brighter future for all Floridians. Universal Service Program for Schools and Libraries (E Rate) provides eligible schools with high-speed internet. Discounts range from 20 to 90 percent and are based on the poverty level of the schools. Example is a Texas Regional School District which was recently awarded $37M and is expected to be our first EDC customer located in TX in Oct. 2024. Resound Networks (WISP) in Pampa, TX was awarded $303M to bring high-speed internet to rural, unserved areas in seven states.

DUOS ENERGY Duos Energy Corporation (a subsidiary of Duos Technologies Group, Inc.) will primarily build, own, and operate environmentally-friendly energy projects to support small, medium and large Edge Data Centers in the US, where utility-level electric capacity is struggling to keep up with demand

Our offerings include clean-burning natural gas generation assets and other complementary green solutions, including PV solar and battery energy storage We enable fast-track data center project commissioning by locating our dedicated power plants directly next to the fuel source, bypassing the requirement, cost and wait for utility power Bolstering our primary off-grid data center power solution, Duos Energy will also engage in offering similar hybrid dedicated power plants to other industrial customers (e.g. manufacturing, chemicals, oil & gas, mining, microgrids) and fast-track power plants to address near-term demands due to emergencies Duos is prepared to execute multiple power projects in the United States to support the demand of Data Center expansion

DUOS ENERGY DATA CENTER USE CASE Data Center Demand and Utility Issues Upward pressure on industrial utility prices from surging data center power demands Competition between data centers and commercial & residential customers for utility power Duos Solution Dedicated off-grid power plant adjacent to gas supply eliminates utility reliance Improves data center construction speed and adds reliability from colocation enabling efficient management of both power plant and data center assets Off-grid power plants can be constructed in < 12 months as opposed to several years for traditional utilities Duos Energy’s access to currently-available generating equipment couples with our experience constructing fast- track power plants in less than 12 months Innovative solution focuses on generation of clean energy without the need to connect to the grid Duos Energy’s solutions guarantees N+1 or N+2 redundancy from gas source to the data center

Nasdaq: **DUOT**

MANAGEMENT TEAM

Charles (Chuck) Ferry
Chief Executive Officer



- **Over 38 years of military and private-sector leadership**
  - *Previously CEO for APR Energy*
  - *Previously GM for ARMA Global*
- **26 years Army Enlisted, NCO Combat Veteran**
  - *Infantry, Ranger, and Special Operations Commander*



Doug Recker
Duos Edge AI, President

30+ years of delivering multi-access Edge Data Center ("EDC") and colocation services. SME in telecommunications, managing, designing, implementing, and deploying EDC infrastructure across the US.



Adrian Goldfarb
Chief Financial Officer

45+ years of experience in commercial, operational, and financial positions in technology companies including over 18 years as CFO of public companies.



Jeff Necciai
Chief Technology Officer

35+ years of experience in designing, developing, and delivering value-driven technology solutions across a wide range of industries. Former CTO for Nascent Technologies.



Chris King
Chief Commercial Officer

23+ years of operational and commercial leadership experience within global energy & supply chain sectors. SME in managing acquisition integrations and building commercial team that focuses on new revenue, asset sales, and contract extensions.



Leah Brown
Controller

25+ years of experience in accounting, finance, program oversight, and strategic planning, including various financial positions at a Fortune 500 company in the transportation sector.



John White
VP, Operations

45+ years of military and private sector experience. Decorated Infantry Combat Veteran. SME with installation of power plants, solar farms, and Railcar Inspection Portals.



David McKee
Strategic Advisor-RAIL

40+ years of experience in the rail industry with leadership roles for CSX Transportation and Oldcastle Railroad. SME in rail safety, train operations, fleet productivity goals, and regulatory compliance.

© 2024 - ALL RIGHTS RESERVED | 16

(in ‘000s) (except EPS (LPS)) 6 Months 2023 (Unaudited) 6 Months 2024 (Unaudited) FY 2022 (Audited) FY 2023 (Audited) Revenues $4,414 $2,581 $15,012 $7,471 Cost of Revenues $3,636 $2,701 $10,264 $6,162 Gross Margin $779 ($120) $4,748 $1,309 Operating Expenses $6,074 $5,858 $11,613 $12,755 Income (Loss) from Operations ($5,295) ($5,978) ($6,865) ($11,447) Other Income (Expense) $166 $23 $0 $205 Net Income (Loss) ($5,133) ($5,957) ($6,865) ($11,242) EPS (LPS) ($0.72) ($0.81) ($1.11) ($1.56) Weighted Average Shares Outstanding 7,163 7,379 6,175 7,204

(in ‘000s) June 30, 2024, 10-Q (Unaudited) Dec 31, 2023, 10-K (Audited) Current Assets $3,428 $6,257

Cash, A/R, Contract Assets(1) $1,774 $4,546 Current Liabilities $3,616 $3,247 Contract Liabilities(2) $1,484 $1,666 Debt $0 $0 Cash $506 $2,442 Working Capital ($188) $1,711 Stockholders' Equity $2,888 $5,367

(1) Contract Assets become A/R as projects complete milestones (2) Contract Liabilities reduce as project milestones completed (excludes data provision contract liabilities)

  All share counts represent "Common Stock or Equivalents"   As of 08/05/24

Common Stock 7,689,969(1) Warrants Options 344,644(2) 1,279,064(3) Series D Convertible Preferred 466,334(4) Series E Convertible Preferred 4,451,669(5) Total Share Count Fully Diluted 14,331,680(1)

Market Capitalization (Aug. 5 $2.29)/Fully Diluted $18.15M/$29.43M(6)

(1) At-The-Market (ATM) shares 2,500,000; Issued but not outstanding shares 2,433,775; Common Stock with ATM shares 10,123,744; Fully Diluted if all ATM shares are sold 16,665,455 (2) Weighted Average Exercise Price: $3.61/share (3) Weighted Average Exercise Price: $5.22/share (4) Common Stock Equivalent as converted = 1,399 Preferred Shares (Series D), Exercise Price: $3.00/share (5) Common Stock Equivalent as converted = 13,625 Preferred Shares (Series E), Exercise Price: $3.00/share; 5(6) ,000 shares exchanged from Series F Note: Calculated by Intrinsic Value Method